As filed with the Securities and Exchange Commission on October 4, 2023
Registration No. 333-274690

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT NO. 333-274690
UNDER
THE SECURITIES ACT OF 1933

INTEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-1672743
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2200 Mission College Boulevard, Santa Clara, California	95054-1549
(Address of principal executive offices)	(Zip Code)
Intel Corporation 2006 Equity Incentive Plan
(Full title of the plan)

April Miller Boise
Executive Vice President and Chief Legal Officer
2200 Mission College Boulevard
Santa Clara, CA 95054-1549
(Name and address of agent for service)

(408) 765-8080
(Telephone number, including area code, of agent for service)

Copies to:
Ronald O. Mueller, Esq.
Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, N.W.
Washington, DC 20036-5306
(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

Intel Corporation (“Intel”) hereby amends its original Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on September 26, 2023 (Commission File No. 333-274690; the “Original Filing”) solely for the purpose of re-filing Exhibit 23.2 thereto (the “Auditor Consent”) to reflect a conformed signature. A signed copy of the Auditor Consent had been provided by Ernst & Young LLP, but the conformed signature line was inadvertently omitted from the Original Filing. This filing is being made solely to provide the Auditor Consent with the conformed signature and does not update, amend, or modify any other information, statement or disclosure contained in or filed with the Original Filing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.        Exhibits.
Exhibit        Description
No.

4.1*    Intel Corporation Third Restated Certificate of Incorporation dated May 17, 2006 (incorporated by reference to Exhibit 3.1 of Intel’s Current Report on Form 8-K as filed on May 22, 2006, Commission File No. 000-06217).

4.2*    Intel Corporation Bylaws, as amended and restated on March 10, 2021 (incorporated by reference to Exhibit 3.2 of Intel’s Current Report on Form 8-K as filed on March 16, 2021, Commission File No. 000-06217).

5.1**    Opinion of Gibson, Dunn & Crutcher LLP.

23.1**    Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

23.2    Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1**    Power of Attorney (included in signature page to Original Filing).

99.1**    Intel Corporation 2006 Equity Incentive Plan, as amended and restated effective May 11, 2023.

107**    Filing Fee Table.

* Incorporated by reference.
** Previously filed with Original Filing.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Original Filing to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 4th day of October, 2023.

INTEL CORPORATION Registrant

By:	/s/ APRIL MILLER BOISE
April Miller Boise
Executive Vice President and Chief Legal Officer

Note: No other person is required to sign this Post-Effective Amendment to the Original Filing in reliance on Rule 478 of the Securities Act of 1933, as amended.